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THE LOEWEN GROUP INC.
(NYSE, TSE, ME:  LWN)                                                       NEWS


Contact:
Thomas C. Franco
Broadgate Consultants, Inc.
Tel: (212) 232-2222


                              FOR IMMEDIATE RELEASE

              RAYMOND L. LOEWEN TRANSFERS 10,062,125 COMMON SHARES
                      TO CANADIAN IMPERIAL BANK OF COMMERCE


VANCOUVER, BC, November 3, 1998 - Effective November 2, 1998, Raymond L. Loewen transferred 10,062,125 Common shares of the Loewen Group Inc. to Canadian Imperial Bank of Commerce in connection with a restructuring of a personal loan by CIBC to Mr. Loewen.

CIBC has agreed that prior to December 2, 1998, it will not sell any of the Pledged Shares for less than US$16 per share unless the closing price of the Common shares on the NYSE falls below US$8 per share or Mr. Loewen consents to the sale.

After giving effect to the transfer, Mr. Loewen owns Common shares and options to acquire Common shares aggregating approximately 2% of the Loewen Common shares outstanding. Anne Loewen, Mr. Loewen's wife, beneficially owns approximately 3% of the Loewen Common shares. Mr. Loewen disclaims beneficial ownership of Anne Loewen's shares.

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